Waverly, Inc.
                                1996 Annual Form 10-K
                                     Exhibit 21

                             Subsidiaries of the Company
                             ---------------------------
          Williams & Wilkins Sales, Inc.
          351 West Camden Street
          Baltimore, Maryland 21201            A Maryland Corporation

          Waverly Sales, Inc.
          351 West Camden Street               A United States
          Baltimore, Maryland 21201            Virgin Island Corporation

          Waverly Europe Ltd.
          Broadway House
          2-6 Fulham Broadway
          London SW6 1 AA England              A United Kingdom Corporation

          Urban & Schwarzenberg GmbH
          Landwehrstrabe 61
          D-8000 Munich                        A German Corporation

          Oscar Rothacker
          Verlagsbuchhandlung, GmbH
          Landwehrstrasse 38
          Munich                               A German Corporation

          Urban & Schwarzenberg Verlag
          fur Medizin, GmbH
          Landwehrstrabe 61
          D-8000 Munich                        A German Corporation

          Urban & Schwarzenberg Ges.m.b.H.
          Frankgasse 4,
          Vienna, Austria                      An Austrian Corporation

          Med-Pub, Inc.
          900 Market St.
          Suite 200
          Wilmington, Delaware 19801           A Delaware Corporation

          Urban & Partner
          Marii Sklodowskiej-Curie Str. 55/61
          50-950 Wroclaw, Poland               A Polish Corporation


          Williams & Wilkins Asia-Pacific Ltd.
          Room 808 Metroplaza Tower 2
          223 Hing Fong Road
          New Territories, Hong Kong          A Hong Kong Corporation


          Williams & Wilkins Asia-Pacific Ltd.
          5/12 Wireless Road
          Opp. Hilton Hotel
          Bangkok, 10330, Thailand            A Thailand Corporation